                                       OPPENHEIMER CALIFORNIA MUNICIPAL FUND

                                                      BY-LAWS
                                   Amended and Restated as of December 14, 2000

                                                     ARTICLE I

                                                   SHAREHOLDERS

     Section 1. Place of Meeting.  All meetings of the  Shareholders  (which terms as used herein  shall,  together
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with all other terms defined in the  Declaration  of Trust,  have the same meaning as in the  Declaration of Trust)
shall be held at the  principal  office of the Trust or at such other place as may from time to time be  designated by the Board of Trustees and stated in the notice of meeting.

     Section 2.  Shareholder  Meetings.  Meetings of the  Shareholders for any purpose or purposes may be called by
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the  Chairman of the Board of  Trustees,  if any,  or by the  President  or by the Board of  Trustees  and shall be called by the Secretary  upon receipt of the request in writing  signed by  Shareholders  holding not less than one third in amount of the entire number of Shares issued and  outstanding  and entitled to vote thereat.  Such request shall state the purpose or purposes of the proposed  meeting.  In addition,  meetings of the Shareholders  shall be called by the Board of Trustees upon receipt of the request in writing  signed by  Shareholders  that have,  for at least six months prior to making such  requests,  held not less than ten percent in amount of the entire  number of
Shares issued and  outstanding  and entitled to vote thereat,  stating that the purpose of the proposed  meeting is the removal of a Trustee.

     Section 3. Notice of Meetings of  Shareholders.  Written or printed  notice of every meeting of  Shareholders,
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stating the time and place  thereof  (and the general  nature of the  business  proposed  to be  transacted  at any special or extraordinary  meeting),  shall be given to each Shareholder entitled to vote at such meeting by leaving the same with each  Shareholder  at the  Shareholder's  residence  or usual  place of  business  or by mailing  it, postage  prepaid and  addressed  to the  Shareholder's  address as it appears  upon the books of the Fund.  In lieu thereof,  such notice also may be delivered by such other means, for example,  electronic  delivery,  to the extent consistent with applicable laws.

     No notice of the time,  place or purpose of any meeting of  Shareholders  need by given to any Shareholder who attends in person or by proxy or to any  Shareholder  who,  in writing  executed  and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 4. Record Dates.  The Board of Trustees may fix, in advance,  a record date for the  determination  of
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Shareholders  entitled  to  receive  any  dividend  payment  or  allotment  of  rights,  as the case  may be.  Only
Shareholders  of record on such date and entitled to receive  such  dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

     Section  5.  Access to  Shareholder  List.  The Board of  Trustees  shall make  available  a list of the names
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and  addresses of all  shareholders  as recorded on the books of the Trust,  upon receipt of the request in writing signed  by not less  than ten  Shareholders  holding  Shares of the Trust  valued  at  $25,000  or more at  current offering  price (as  defined in the  Trust's  Prospectus),  or holding  not less than one  percent in amount of the entire number of shares of the Trust issued and outstanding;  such request must state that such  Shareholders  wish to communicate with other  Shareholders with a view to obtaining  signatures to a request for a meeting pursuant to
Section 2 of Article II of these  By-Laws and  accompanied  by a form of  communication  to the  Shareholders.  The
Board of Trustees may, in its discretion,  satisfy its obligation  under this Section 5 by either making  available the Shareholder List to such  Shareholders at the principal  offices of the Trust, or at the offices of the Trust's transfer agents, during regular business hours, or by mailing a copy of such Shareholders'  proposed  communication and form of  request, at their expense, to all other Shareholders.

     Section 6. Quorum,  Adjournment  of  Meetings.  The presence in person or by proxy of the holders of record of
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more than 50% of the Shares of the stock of the Trust issued and  outstanding  and entitled to vote thereat,  shall constitute  a quorum at all  meetings of the  Shareholders.  If at any meeting of the  Shareholders  there shall be less than a quorum present,  the  Shareholders  present at such meeting may,  without  further notice,  adjourn the same from time to time until a quorum shall  attend,  but no business  shall be  transacted  at any such  adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

    If a quorum is present but sufficient  votes in favor of one or more  proposals have not been received,  any of the persons named as proxies or  attorneys-in-fact  may propose and approve one or more adjournments of the meeting to permit further  solicitation  of proxies with respect to any proposal.  All such  adjournments  will require the affirmative  vote of a majority  of the shares  present in person or by proxy at the  session of the  meeting to be adjourned.  Prior to any such adjournment, any lawful business may be transacted.

     Section 7. Voting and Inspectors.  At all meetings of  Shareholders,  every  Shareholder of record entitled to
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vote at such  meeting  shall be  entitled  to vote at such  meeting  either in person or by proxy.  Proxies  may be given by or on behalf of a Shareholder  in writing or by  electronic  means,  including by telephone,  facsimile or via the Internet.

     All  elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise  provided in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision  superseding  the  restrictions  and limitations contained in the Declaration of Trust or in these By-Laws.

     At any  election of Trustees,  the Board of Trustees  prior  thereto  may, or, if they have not so acted,  the
Chairman of the meeting  may,  and upon the request of the holders of ten per cent (10%) of the Shares  entitled to vote at such election  shall,  appoint two inspectors of election who shall first  subscribe an oath or affirmation to execute  faithfully  the duties of inspectors at such  election  with strict  impartiality  and according to the best of their  ability,  and shall  after the  election  make a  certificate  of the result of the vote  taken.  No candidate for the office of Trustee shall be appointed such Inspector.

     The  Chairman  of the meeting  may cause a vote by ballot to be taken upon any  election  of matter,  and such vote shall be taken upon the  request of the  holders of ten per cent (10%) of the Shares  entitled to vote on such election or matter.

     Section 8. Conduct of  Shareholders'  Meetings.  The meetings of the  Shareholders  shall be presided  over by
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the  Chairman of the Board of Trustees,  if any, or if he shall not be present,  by the  President,  or if he shall not be present,  by a  Vice-President,  or if neither the Chairman of the Board of Trustees,  the President nor any
Vice-President  is present,  by a chairman to be elected at the meeting.  The  Secretary of the Trust,  if present, shall act as Secretary of such meetings,  or if he is not present,  an Assistant Secretary shall so act, if neither the Secretary nor an Assistant Secretary is present, than the meeting shall elect is secretary.

     Section 9.  Concerning Validity of Proxies, Ballots, Etc.  At every meeting of the
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Shareholders,  all  proxies  shall be  received  and taken in  charge  of and all  ballots  shall be  received  and canvassed by the secretary of the meeting,  who shall decide all questions  touching the  qualification  of voters, the validity of the proxies,  and the  acceptance or rejection of votes,  unless  inspectors of election shall have been  appointed  as  provided  in Section 7, in which  event such  inspectors  of  election  shall  decide all such questions.

                                                    ARTICLE II

                                                 BOARD OF TRUSTEES

     Section 1.  Number and Tenure of Office.  The  business  and  property  of the Trust  shall be  conducted  and
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managed by a Board of Trustees  consisting  of the number of initial  Trustees,  which  number may be  increased or decreased as provided in Section 2 of this  Article.  Each Trustee  shall,  except as  otherwise  provided  herein, hold  office  until the annual  meeting of  Shareholders  of the Trust next  succeeding  his  election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

     Section 2.  Increase or Decrease in Number of Trustees;  Removal,  Resignation  and  Retirement.  A Trustee at
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any time may be removed  either with or without cause by resolution  duly adopted by the  affirmative  votes of the holders of  two-thirds  of the  outstanding  Shares of the Trust,  present in person or by proxy at any  meeting of
Shareholders  at which such vote may be taken,  provided  that a quorum is present.  Any Trustee at any time may be removed for cause by resolution  duly adopted at any meeting of the Board of Trustees  provided that notice thereof is contained in the notice of such meeting and that such  resolution  is adopted by the vote of at least two thirds of the  Trustees  whose  removal is not  proposed.  As used  herein,  "for cause"  shall mean any cause which under
Massachusetts law would permit the removal of a Trustee of a business trust.

         Any  Trustee  may resign or retire as Trustee by written  instrument  signed by him and  delivered  to the other  Trustees or to any officer of the Trust,  and such  resignation  or  retirement  shall take effect upon such delivery or upon such later date as is  specified  in such  instrument  and shall be  effective as to the Trust and each  Series  of the  Trust  hereunder.  Notwithstanding  the  foregoing,  any  and  all  Trustees  other  than  an
Independent  Trustee who was a Trustee  (whether  or not  Independent)  on the date of the  adoption of the Trust's
Retirement  Plan for  Non-Interested  Trustees or  Directors,  shall be subject to the  provisions  with respect to mandatory retirement set forth in the Trust's Retirement Plan, as the same may be amended from time to time.

     Section 3. Place of Meeting.  The Trustees may hold their  meetings,  have one or more  offices,  and keep the
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books of the Trust outside  Massachusetts,  at any office or offices of the Trust or at any other place as they may from  time to time by  resolution  determine,  or,  in the  case of  meetings,  as they  may  from  time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4.  Regular  Meetings.  Regular  meetings of the Board of  Trustees  shall be held at such time and on
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such  notice,  if any,  as the  Trustees  may from  time to time  determine.  The  annual  meeting  of the Board of
Trustees shall be held as soon as  practicable  after the annual  meeting of the  Shareholders  for the election of
Trustees.

     Section 5.  Special  Meetings.  Special  meetings of the Board of Trustees  may be held from time to time upon
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call of the  Chairman of the Board of  Trustees,  if any, the  President  or two or more of the  Trustees,  by oral telegraphic  or written  notice duly served on or sent or mailed to each  Trustee not less than one day before such meeting.  No notice need be given to any  Trustee  who attends in person or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding  thereof,  waives such notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section 6.  Quorum.  One-third of the Trustees  then in office shall  constitute a quorum for the  transaction
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of  business,  provided  that a quorum  shall in no case be less than two  Trustees.  If at any of the Board  there shall be less  than a quorum  present  (in  person  or by open  telephone  line,  to the  extent  permitted  by the
Investment  Company Act of 1940 (the "1940  Act")),  a majority of those  present may adjourn the meeting from time to time until a quorum shall have been  obtained.  The act of the  majority of the Trustees  present at any meeting at which  there is a quorum  shall be the act of the Board,  except as may be  otherwise  specifically  provided by statute, by the Declaration of Trust or by these By-Laws.

     Section 7.  Executive  Committee.  The Board of  Trustees  may, by the  affirmative  vote of a majority of the
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entire  Board,  elect from the Trustees an  Executive  Committee to consist of such number of Trustees as the Board may from time to time  determine.  The Board of Trustees by such  affirmative  vote shall have power at any time to change the members of such  Committee and may fill  vacancies in the Committee by election from the Trustees.  When the Board of Trustees is not in session,  the  Executive  Committee  shall have and may  exercise any or all of the powers of the Board of Trustees in the  management  of the business and affairs of the Trust  (including  the power to  authorize  the seal of the Trust to be affixed to all papers  which may  require  it) except as provided by law and  except  the power to  increase  or  decrease  the size of,  or fill  vacancies  on the  Board.  The  Executive
Committee  may fix its own rules of  procedure,  and may meet,  when and as provided by such rules or by resolution of the Board of  Trustees,  but in every case the  presence  of a  majority  shall be  necessary  to  constitute  a quorum.  In the absence of any member of the  Executive  Committee  the  members  thereof  present at any  meeting, whether or not they  constitute  a quorum,  may  appoint a member of the Board of  Trustees  to act in the place of such absent member.

     Section 8. Other  Committees.  The Board of  Trustees,  by the  affirmative  vote of a majority  of the entire
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Board,  may appoint  other  committees  which shall in each case  consist of such number of members  (not less than two) and shall have and may exercise such powers as the Board may determine in the  resolution  appointing  them. A majority  of all  members  of any such  committee  may  determine  its  action,  and fix the time and  place of its meetings,  unless the Board of Trustees  shall  otherwise  provide.  The Board of Trustees  shall have power at any time to change  the  members  and  powers of any such  committee,  to fill  vacancies,  and to  discharge  any such committee.

     Section 9. Informal  Action by _and  Telephone  Meetings of Trustees and  Committees.  Any action  required or
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permitted  to be taken at any  meeting of the Board of  Trustees or any  committee  thereof may be taken  without a meeting,  if a written consent to such action is signed by all members of the Board,  or of such committee,  as the case may be.  Trustees or members of a committee  of the Board of Trustees  may  participate  in a meeting by means of a conference telephone or similar communications
equipment;  such  participation  shall,  except as  otherwise  required  by the 1940 Act,  have the same  effect as presence in person.

     Section 10.  Compensation  of  Trustees.  Trustees  shall be entitled to receive  such  compensation  from the
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Trust for their services as may from time to time be voted by the Board of Trustees.

     Section 11.  Dividends.  Dividends  or  distributions  payable on the Shares of any Series  may,  but need not
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be,  declared by specific  resolution  of the Board as to each dividend or  distribution;  in lieu of such specific resolutions,  the Board may, by general  resolution,  determine the method of  computation  thereof,  the method of determining  the  Shareholders  of the Series to which they are payable and the methods of determining  whether and to which Shareholders they are to be paid in cash or in additional Shares.

                                                    ARTICLE III

                                                     OFFICERS

     Section 1.  Executive  Officers.  The  executive  officers of the Trust may include a Chairman of the Board of
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Trustees,  and shall include a President,  one or more  Vice-Presidents (the number thereof to be determined by the
Board of  Trustees),  a  Secretary  and a  Treasurer.  The  Chairman  of the  Board of  Trustees,  if any,  and the
President  shall be selected  from among the  Trustees.  The Board of Trustees may also in its  discretion  appoint
Assistant Secretaries,  Assistant Treasurers,  and other officers,  agents and employees,  who shall have authority and perform  such duties as the Board or the  Executive  Committee  may  determine.  The Board of Trustees may fill any vacancy which may occur in any office. Any two offices,  except those of President and  Vice-President,  may be held by the same person,  but no officer  shall  execute,  acknowledge  or verify any  instrument  in more than one capacity,  if such  instrument is required by law or these By-Laws to be executed,  acknowledged or verified by two or more officers.

     Section 2. Term of Office.  The term of office of all  officers  shall be one year and until their  respective
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successors  are chosen and  qualify;  however,  any officer may be removed  from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

     Section 3.  Powers and  Duties.  The  officers  of the Trust  shall have such  powers and duties as  generally
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pertain to their  respective  offices,  as well as such powers and duties as may from time to time be  conferred by the Board of Trustees or the Executive Committee.

                                                    ARTICLE IV

                                                      SHARES

     Section 1.  Certificates  of Shares.  Each  Shareholder of any Series of the Trust may be issued a certificate
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or  certificates  for his  Shares  of that  Series,  in such form as the  Board of  Trustees  may from time to time prescribe, but only if and to the extent and on the conditions described by the Board.

     Section 2.  Transfer of Shares.  Shares of any Series shall be  transferable  on the books of the Trust by the
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holder  thereof  in  person  or by his  duly  authorized  attorney  or legal  representative,  upon  surrender  and cancellation of  certificates,  if any, for the same number of Shares of that Series,  duly endorsed or accompanied by proper  instruments  of assignment  and transfer,  with such proof of the  authenticity  of the signature as the
Trust or its agent may  reasonably  require;  in the case of shares not  represented by  certificates,  the same or similar requirements may be imposed by the Board of Trustees.

     Section  3.  Share  Ledgers.  The  share  ledgers  of the  Trust,  containing  the  name  and  address  of the
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Shareholders of each Series and the number of shares of that Series,  held by them  respectively,  shall be kept at the  principal  offices of the Trust or, if the Trust  employs a transfer  agent,  at the  offices of the  transfer agent of the Trust.

      Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Trustees may determine the conditions upon
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which a new  certificate  may be issued in place of a  certificate  which is alleged  to have been lost,  stolen or destroyed;  and may, in their  discretion,  require the owner of such  certificate or his legal  representative  to give bond,  with  sufficient  surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new  certificate  in the place of the one so lost, stolen or destroyed.

                                                     ARTICLE V

                                                       SEAL

     The Board of Trustees shall provide a suitable seal of the Trust,  in such form and bearing such  inscriptions as it may determine.

                                                    ARTICLE VI

                                                    FISCAL YEAR

     The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                                    ARTICLE VII

                                               AMENDMENT OF BY-LAWS

     The By-Laws of the Trust may be altered,  amended,  added to or  repealed by the  Shareholders  or by majority vote of the entire  Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

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